UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2023
PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.02 par value	PAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                             Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2023 Annual Meeting of Shareholders of PAR Technology Corporation (the “Company”) was held on Thursday, June 1, 2023 (the “Annual Meeting”). The voting results on the three (3) proposals considered and voted on at the Annual Meeting, all of which were described in the Company's proxy statement filed with the Securities and Exchange Commission on April 17, 2023 were as follows:

Proposal 1 - Election of Directors.

The six (6) Director nominees for election to the Company’s Board of Directors were elected to serve until the 2024 annual meeting of shareholders. The voting was as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Keith E. Pascal	17,767,419	402,089	4,747,950
Douglas G. Rauch	16,922,857	1,246,651	4,747,950
Cynthia A. Russo	16,798,081	1,371,427	4,747,950
Narinder Singh	17,914,431	255,077	4,747,950
Savneet Singh	18,113,394	56,114	4,747,950
James C. Stoffel	17,898,668	270,840	4,747,950

Proposal 2 - Non-binding Advisory Vote to Approve the Compensation of the Company's Named Executive Officers.

The proposal was approved. The voting was as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
14,587,995	3,571,431	10,082	4,747,950

Proposal 3 - Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for its Fiscal Year Ending December 31, 2023.

The appointment was ratified. The voting was as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
22,898,403	3,657	15,398	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date:	June 5, 2023	/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial Officer
(Principal Financial Officer)